CONSULTING AGREEMENT


         THIS CONSULTING AGREEMENT (the "Agreement") is made and executed as of the first day of June, 2001, by and between EXPLOSION PROMOTIONS, INC. a wholly owned subsidiary of PREMIER SPORTS MEDIA AND ENTERTAINMENT GROUP, INC., a New York corporation having an office at 150 Broadway, 19th Floor, New York, New York 10004, (the "Company"), and EDWARD TROIANO, an individual residing at 156 92nd Street, Brooklyn, New York 11209, in the State of New York (the "Consultant").

                               W I T N E S S E T H
                               -------------------

         WHEREAS, the Company is in the business of Sports and Entertainment, most significantly for Media; and

         WHEREAS, the Company wishes to avail itself of the Consultant's expertise and experience in the Boxing Promotion business and desires to engage the Consultant to perform various consulting services for the Company upon the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

         1. Engagement. The Company hereby engages the Consultant, and the Consultant hereby accepts the engagement and agrees to serve the Company, as a consultant to the Company.

         2. Term. The term of this Agreement shall commence on the date hereof and shall continue for a term of one (1) year.

         3. Services. During the term of this Agreement, the Consultant shall assist the Company by providing general business advice to the Company on matters relating to producing and promoting Boxing events as reasonably requested from time-to-time by the Company on a non-exclusive basis. The Consultant shall be reasonably available for up to twenty (20) hours each week to advise and or consult.

         4. Payment for Services. The Company shall pay to the Consultant a fee (the "Consulting Fee") of $26,000.00 (TWENTY SIX THOUSAND) Dollars. The terms of the said agreement, is to commence on June 1s,t 2001 and to be paid bi-weekly.

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         5.       Termination of Consultant's Obligations. The Company shall have the right at any time to elect not to avail itself of any of the Consultant's services under this Agreement. Nevertheless, the obligation of the Company to continue to pay the full amount of the Consulting Fee hereunder as provided herein shall not terminate. However, in the event of the death of the Consultant prior to the expiration of the term of this Agreement, the Company shall continue to pay the remaining balance of the Consulting Fee in accordance with the provisions of Section 4 hereof to the Consultant's designee; provided, however, that the Consultant's designee may at such designee's option elect to receive such payments over a longer period of time.

         6. Waiver. No delay or failure by any party hereto in exercising any right, power or privilege under this Agreement, or under any other instrument or document given in connection with or pursuant to this Agreement, shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege.

         7. Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior oral and written agreements, commitments or understandings with respect to the matters provided herein. This Agreement may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

         9. Severability. If any part or any provision of this Agreement shall be invalid or unenforceable under applicable law, said part or provisions shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining provisions of this Agreement, which shall be construed as if such invalid parts or provisions had not been inserted.

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         10.      Arbitration. Any dispute between the Company and the
Consultant over any of the terms of this Agreement and all proceedings with respect to the enforcement of any of the terms of this Agreement shall be submitted to the American Arbitration Association in the City of New York, State of New York for arbitration under its then prevailing rules, the arbitrator(s) to be selected as follows: Each of the parties hereto shall by written notice to other have the right to appoint one arbitrator. If, within thirty (30) days following the giving of such notice by one party, the other shall not, by written notice, appoint another arbitrator, the first arbitrator shall be the sole arbitrator. If two arbitrators are so appointed, they shall appoint a third arbitrator. If thirty (30) days elapse after the appointment of the second arbitrator and the two arbitrators are unable to agree upon the third arbitrator, then either party may, in writing, request the American Arbitration Association to appoint the third arbitrator. The award made in the arbitration shall be binding and conclusive on the parties and judgment may be, but need not be, entered in any court having jurisdiction. Such award shall include the fixing of the costs, expenses and reasonable attorney's fees of arbitration, which shall be borne by the unsuccessful party.

         11. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (BUT NOT INCLUDING THE CHOICE OF LAW RULES THEREOF).

         12. Headings. The headings of the Sections contained in this Agreement are inserted for convenience only and do not form a part of or affect the meaning, construction or scope thereof.

         13. Notices. All notices, requests, demands and other communications provided for by this Agreement shall be made by regular mail addressed to the parties at the addresses listed above, unless a change of address is indicated by one of the parties to this Agreement. Copies of any such notices, requests, demands and other communications delivered to the Consultant shall also be delivered to the Consultants private office either by mail or via fax.

         14. Miscellaneous. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors and permitted assigns.

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                           [Signature Page to Follow]



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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.


PREMIER SPORTS MEDIA AND ENTERTAINMENT GROUP, INC.



By:    John C. Meringolo                       /s/ JOHN C. MERINGOLO
Title: Chairman & Chief Operating Officer      ------------------------------

&



/s/ EDWARD TROIANO
------------------------------
Edward Troiano







     [Signature Page to Premier Sports Media and Entertainment Group, Inc.
                              Consulting Agreement]



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